AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement is made and entered into on the 6th day of March , 1997, among PAMIDA HOLDINGS CORPORATION ("Holdings"), a Delaware corporation, PAMIDA, INC. ("Pamida"), a Delaware corporation, and
STEVEN S. FISHMAN (the "Executive"). Holdings and Pamida collectively are referred to in this Amendment No. 2 as the "Companies".

                              *  *  *

     WHEREAS, the Companies and the Executive are parties to an Employment Agreement dated September 22, 1995 (the "Employment Agreement"); and

     WHEREAS, the Companies and the Executive now desire to amend the Employment Agreement as more particularly set forth below;

     NOW, THEREFORE, the Companies and the Executive agree as follows:

     1. Pursuant to Paragraph 6 of the Employment Agreement, the Companies and the Executive agree that the Executive's incentive bonus program for the fiscal year of Holdings ending February 1, 1998 ("Fiscal 1998") shall be the following:

(a) If the consolidated earnings of Holdings and its subsidiaries (on a first-in, first-out basis with respect to merchandise inventories) before interest, taxes, depreciation, and amortization for Fiscal 1998 (the
     "EBITDA") is less than $42,000,000 or the percentage increase in the comparable store sales of Pamida for Fiscal 1998 compared with the fiscal year ended February 2, 1997, is less than 3%, then the Executive shall not be entitled to any incentive bonus for Fiscal 1998.

(b) If the EBITDA equals or exceeds $42,000,000, then the Executive's incentive bonus for Fiscal 1998 shall be determined as a percentage of the Executive's base salary from the matrix attached to this Amendment No. 2 taking into account (i) the EBITDA and (ii) the percentage increase in the comparable store sales of Pamida for Fiscal 1998 compared with the fiscal year ended February 2, 1997. Comparable store sales percentage increases shall be determined in accordance with Pamida's historical practices.

(c) For purposes of such matrix, comparable store sales percentage increases of more than 9% shall be treated as increases of 9%, and EBITDA of more than $52,000,000 shall be treated as EBITDA of $52,000,000.

(d) For purposes of applying such matrix, the Executive's base salary shall be the Executive's base salary in effect on February 1, 1998.

(e) The maximum incentive bonus that the Executive shall have the opportunity to earn for Fiscal 1998 is 110% of the Executive's applicable base salary.

(f) EBITDA amounts between whole millions of dollars and comparable store sales percentage increases between whole percentages shall be interpolated on a straight-line basis for purposes of applying such matrix.

(g) Solely by way of illustration of the application of such matrix, if the EBITDA is $44,250,000 and the comparable store sales percentage increase for Fiscal 1998 is 4.6%, then the Executive's incentive bonus for Fiscal 1998 would be 45.66875% of the Executive's applicable base salary.

The Executive's incentive bonus for Fiscal 1998 (if any) shall be paid to the Executive as soon as practicable after Holdings has received the final audit report with respect to Fiscal 1998 from its independent accountants.

     2. The provisions of this Amendment No. 2 are intended to satisfy the requirements of Paragraph 6 of the Employment Agreement for the fiscal year of Holdings ending in 1998.

     3. This Amendment No. 2 shall be effective as of February 3, 1997.

     4. As hereby amended, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Companies and the Executive have executed this Amendment No. 2 to Employment Agreement on the day and year first above written.

                                        PAMIDA HOLDINGS CORPORATION,
                                        a Delaware corporation

                                   By:  /s/  Frank A. Washburn
                                        Frank A. Washburn, Executive
                                        Vice President

                                        PAMIDA, INC., a Delaware
                                        corporation

                                   By:  /s/  Frank A. Washburn
                                        Frank A. Washburn, Executive
                                        Vice President

                                   By:  /s/  Steven S. Fishman
                                        Steven S. Fishman

              Attachment to Exhibit 10.14 - Executive Bonus Matrix

                  Bonus as % of Pay - FYE98 - Steven S. Fishman

              Comp store sales increase
EBITDA       <3%      3.0%      4.0%      5.0%      6.0%       7.0%       8.0%      9.0%
=========================================================================================
   <42        0         0         0         0         0          0          0          0
-----------------------------------------------------------------------------------------
    42   29.750%   42.500%   43.250%   44.000%   44.750%    49.750%    54.750%    59.750%
-----------------------------------------------------------------------------------------
    43   30.625%   43.375%   44.125%   44.875%   45.625%    50.625%    55.625%    60.625%
-----------------------------------------------------------------------------------------
    44   31.500%   44.250%   45.000%   45.750%   46.500%    51.500%    56.500%    61.500%
-----------------------------------------------------------------------------------------
    45   32.375%   45.125%   45.875%   46.625%   47.375%    52.375%    57.375%    62.375%
-----------------------------------------------------------------------------------------
    46   33.250%   46.000%   46.750%   47.500%   48.250%    53.250%    58.250%    63.250%
-----------------------------------------------------------------------------------------
    47   34.125%   46.875%   47.625%   48.375%   49.125%    54.125%    59.125%    64.125%
-----------------------------------------------------------------------------------------
    48  35.000%    47.750%   48.500%   49.250%   50.000%    55.000%    60.000%    65.000%
-----------------------------------------------------------------------------------------
    49   40.000%   52.750%   53.500%   54.250%   55.000%    60.000%    65.000%    70.000%
-----------------------------------------------------------------------------------------
    50   50.000%   62.750%   63.500%   64.250%   65.000%    70.000%    75.000%    80.000%
-----------------------------------------------------------------------------------------
    51   65.000%   77.750%   78.500%   79.250%   80.000%    85.000%    90.000%    95.000%
-----------------------------------------------------------------------------------------
    52   80.000%   92.750%   93.500%   94.250%   95.000%   100.000%   105.000%   110.000%
=========================================================================================


                                    EXHIBIT A

                          "OTHER BENEFITS" RELATED TO
                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
              DATED MARCH 6, 1997 AMONG PAMIDA HOLDINGS CORPORATION
                           AND STEVEN S. FISHMAN, CEO



          Company paid Exec-U-Care insurance

          Company paid life insurance - $600,000

          Financial, legal counseling services - up to $15,000 annually

          Company car - up to $20,000 allowance

          Annual physical examination

          Car phone

          Use of company plane

          Interest free loans - up to $50,000 approved by Board of Directors

          Spousal travel - where appropriate

          Minimum vacation accrual  - 5 weeks

          Athletic/Recreational membership

          Supplemental disability insurance

          Deferred compensation